Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our following reports Dated August 15, 2024, relating to financial statements of Lytus Technologies Holding Ptv. Ltd. (the “Company”) of Independent Registered Public Accounting Firm in Amendment No. 3 to Registration Statement of Lytus Technologies Holding Ptv. Ltd. (the “Company”) on Form F-1/A, issued for FY 2024 and 2023 and the reference to our firm under the heading “Experts” in such Registration Statement.

For, Pipara & Co LLP (6841)

/s/ Pipara & Co LLP

Place: Ahmedabad, India

Date: November 27, 2024

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi- 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E: usa@pipara.com naman@pipara.com